                                                                   EXHIBIT 10.24
                                                                   -------------

           AGREEMENT BETWEEN CONSILIUM, INC., AND HCL AMERICA, INC.,
           ---------------------------------------------------------
            FOR SETTING UP AN OFFSHORE DEVELOPMENT CENTER IN INDIA
            ------------------------------------------------------


     This Agreement is entered into on May 21, 1997 (the "Effective Date") between Consilium, Inc. (Company), a Delaware corporation, with its principal place of business at 485 Clyde Avenue, Mountain View, California 94043 and HCL America, Inc. (HCL), a California Corporation, with its principal place of business at 330 Potrero Avenue, Sunnyvale, CA 94086 for the purpose as stated below:

     A)   Company develops and markets certain software products.

     B) HCL is in the business of providing consulting services in hardware and software development and have engineering resources in the USA and in India (Offshore Development Team) to take up software development projects on a contract basis.

     C) Company desires to employ HCL's services to form an Offshore Development Team in India to execute Company's Development Projects.

     D) An agreement was entered into between Company and HCL on or about April 25, 1996, to employ HCL's services for the same purpose described above. This agreement supersedes the original agreement between the parties.

     In consideration of the mutual promises contained herein, Company and HCL agree as follows:

     1.0  ENGAGEMENT OF HCL AND ECONOMIC MODEL

     1.1 Company hereby engages HCL and HCL hereby agrees to form an Offshore Development Team in India consisting of software engineers and managers exclusively for the Company, to execute projects for the Company. The relationship of the Company, HCL, and HCL India is that of contractors. HCL agrees to enter into an agreement with HCL India under which HCL India agrees to the terms and conditions of this Agreement, and under which HCL India agrees to the terms and conditions of this Agreement, and under which HCL and HCL Indian agree that Company will be a third party beneficiary with the right to enforce HCL's rights.

     1.2 Company will specify the number of engineers and managers required in the Offshore Development Team to HCL and HCL shall allocate and form the Offshore Development Team exclusively for the Company. Company shall [*] described in Exhibit "A" attached to this Agreement.

[*] CONFIDENTIAL TREATMENT REQUESTED

     1.3 HCL shall provide the facilities such as office space, power, water, communication and other such infrastructure for the engineering team. HCL shall ensure that such facilities are isolated from other such development facilities and can be accused only by the engineers and managers allocated to the Offshore Development Team or by personnel authorized by Company. All access shall be logged in detail, reported and activities actively monitored.

     HCL shall also be responsible for all government and legal matters required for the setting up and operation of the Offshore Development Team.

     Further, within sixty (60) days following the Effective Date, HCL agrees to expand HCL's existing facilities to house the level of staff ([*] ([*]) members) set forth in the first year of the initial forecast specified in Section 2.6 and shall be prepared to expand such facilities to accommodate up to [*] ([*]) staff members within the first year. For each subsequent year of the term of this Agreement, the parties will mutually agree within thirty (30) days of the applicable anniversary date of the Effective Date on the expansion, if any, of HCL's facilities.

     1.4 Company shall provide the development systems, test systems, security devices and communication devices required to be used by the Offshore Development Team for the execution of projects for the Company.

     1.5 HCL understands that the Offshore Development Team shall be managed entirely by HCL and HCL shall be responsible for the performance of the Offshore Development Team, conformance to the Company's development standards and specifications, quality of the deliverables including validation by automated tests demonstrating conformance to specifications and for the completion of projects on time as agreed to between the parties hereto.

     1.6 Company will identify the projects to be executed by the Offshore Development Team and provide HCL with details on the projects and requirements and HCL will submit a project proposal to the Company for every project. Once the proposal is discussed and accepted by the Company, Company will communicate to HCL the decision to start the project and HCL will assign resources from the Offshore Development Team for the execution of the project. HCL will be responsible for meeting the milestones, deliverables, standards and any terms and conditions specific to the project as set forth in the project proposal and as communicated to HCL by the Company.

     1.7 HCL's compensation for the first year after the Effective Date shall be the rate set forth on the Exhibit "A" Fee Schedule (Fee Schedule) attached hereto, [*]. Unless otherwise specifically agreed by the parties in an executed written project proposal, HCL's compensation for project shall be a [*]. [*], based on the Fee Schedule. Further, the fees set forth on the Fee Schedule shall be renegotiated on each anniversary date of the Effective Date by mutual agreement of the parties based on [*]. If the parties cannot agree on annual adjustments to the Fee Schedule, then the fees set forth in the Fee Schedule shall automatically increase by [*] ([*]) at each anniversary date of the Effective Date from the fees charged for the immediately preceding contract year. If HCL requests fee increases in any given contract year of more than [*] ([*]) which the parties have not mutually agreed to, then HCL shall have the right to seek

[*] CONFIDENTIAL TREATMENT REQUESTED
arbitration under section 20.7 for the fee increases over and above the automatic [*] ([*]) fee increase or HCL shall have the right to terminate this Agreement by providing a one-year written notice to Company. The Company shall then have the right to, in lieu of arbitration or termination of Agreement in one year, agree to the fee increases required by HCL that exceed the automatic [*] ([*]) fee increase. Any new rates agreed upon by the parties shall apply retroactively to the beginning of the applicable contract year. The rates set forth on the Fee Schedule include all [*].

     1.8 HCL and Company will account for and track compensation paid by the Company for each project separately. In the event that a project executed by HCL for the Company is proved, pursuant to Section 20.7 arbitration, not to meet the acceptance criteria at no fault of the Company, and after HCL has had a reasonable opportunity to correct any errors so that the development product passes the acceptance test, then the Company has the right to request HCL to reimburse the Company for payments specifically related only to said failed project. Any issues that stand unresolved in spite of the best efforts for resolution by the project team/manager of HCL and the concerned Company team/manager would be resolved by a steering committee. This steering committee shall be comprised of an equal number of members from the Company and the relevant project specification. If the steering committee cannot resolve this dispute within thirty (30) days, the dispute shall be submitted to arbitration pursuant to Section 20.7. The arbitration provision contained in Section 20.7 shall apply to any dispute involving HCL, the Company, and HCL India.

     2.0  SELECTION AND ALLOCATION OF ENGINEERS AND MANAGER

     2.1 Company will specify the number of engineers and managers required in the Offshore Development Team and the date by which they are required to HCL and HCL shall allocate these engineers and managers for India for taking up development projects exclusively for the Company. HCL shall try to allocate these engineers on the date requested for by the Company, but may require up to forty-five (45) days for the allocation.

     2.2 Company may also need engineers and/or managers to work at Company's offices in the United States of America or at HCL America's offices in Sunnyvale, California, USA, from time to time and HCL will make these resources available for the Company together with all United States of America INS work permit documents. HCL agrees to assume all responsibility for compliance with the United States of America immigration laws.

     HCL further agrees to assume all responsibility for compliance with United States of America export laws and regulations, especially concerning technical data transfers to foreign nationals.

     2.3 As part of executing a project, some or all of the engineers and managers assigned to a project may have to be trained at the Company's premises in the United States of America or may be required for discussions related to the project. HCL agrees to make arrangements for their travel and insure that appropriate INS Visa or work permit approvals are obtained for their travel. [*].

[*] CONFIDENTIAL TREATMENT REQUESTED

     2.4 The qualification, experience and profile of the engineers and managers shall be decided mutually by the Company and HCL based on the projects identified for execution by HCL in India. HCL understands that proficient verbal and written English language skills are a requirement for the team members, without exception.

     2.5 With ten (10) days of the Effective Date and from time to time on Company's request, HCL shall provide Company with a list of the HCL managers and engineers available to participate on the Offshore Development Team and subcontractors which HCL may use for any work under this Agreement. HCL and Company shall mutually agree on the individuals to be assigned to the Offshore Development Team and entities to be participating in the projects hereunder.
HCL shall use commercially reasonable best efforts to retain such HCL personnel and Company shall use commercially reasonable efforts to involve such HCL personnel in career-enhancing opportunities. HCL shall assign only such mutually agreed engineers and managers who are on the Offshore Development Team, and agreed-upon subcontractors, to work under this Agreement, unless otherwise agreed in advance by Company. [*]. Changes to any project team shall be only with mutual consent of the parties. HCL and Company from time to time shall agree on which HCL managers and engineers shall be deemed to be "key persons." HCL and Company shall agree on back-up persons for each key person and in the event any key person becomes unavailable, HCL shall assign the agreed-upon back-up person to replace such key person. If any non-key Offshore Development Team member becomes unavailable, or if all designated back-ups for a key person are not available, HCL shall provide a replacement acceptable to Company who shall have equal or better education, work experience and skills (including English language skills) as the replaced person. HCL shall absorb and not charge Company for the time and effort needed to transition any replacement person.
HCL shall provide all available information on each candidate for the Offshore Development Team and potential subcontractors and Company shall have the right to privately interview each of them in order to determine their qualification.

     2.6 Exhibit "C" ("Forecast") attached hereto is Company's good-faith forecast of HCL [*]. [*]. [*]. as described above.

     3.0  INFRASTRUCTURE

     3.1 HCL shall provide the required infrastructure to the Offshore Development Team and Company personnel involved in the project in India as well as for the Team that may be required to work at HCL's offices in USA. Such infrastructure may include office space, furniture, office systems and software, network, and connection to Company, telephone, fax, copier, stationery, media and office supplies as required. However, project-specific software and hardware would be supplied by Company.

     3.2 For those phases of the project to be executed at Company's premises, Company shall provide such infrastructure to the Team in their premises at Company's sole expense.

[*] CONFIDENTIAL TREATMENT REQUESTED

     4.0  EQUIPMENT AND SOFTWARE

     4.1 Company may identify certain equipment and systems as necessary for the development, testing, validation and acceptance of the products in the Offshore Development Team. [*]

     4.2 Company may also [*] for the purpose of executing a project. [*] purpose of executing projects for the Company.

     4.3 HCL agrees to provide air-conditioned laboratory space, uninterrupted power and other required infrastructure to keep these equipment functional and ready for use at all times. [*].

     4.4 HCL agrees to [*] for Offshore Development and [*]. HCL further agrees to [*].

     4.5 HCL agrees to comply with all United States of America export laws and regulations concerning the shipment of equipment and/or software between the sites.

     4.6 Company shall [*] as set forth in Exhibit B ("[*]") attached hereto. HCL shall [*]. [*].

     5.0  ASSIGNMENT OF PROJECT MANAGERS

     5.1 For every project to be executed by the Offshore Development Team, Company will identify a project manager from within the Company who will work with HCL on all aspects of the project including project specifications, approval of proposals, project reviews and final acceptance.

     5.2 For every project from the Company, HCL will identify a project manager from with the Offshore Development Team. The project manager will look after all aspects of the project, including proposals, reviews, resource allocation, conformance to development standards and practices, team training status, project deliverables, acceptance by the Company and communication with the Company. Each such project manager shall be mutually agreed upon by HCL and Company shall be a "key person" under Section 2.5.

     6.0  ASSIGNMENTS OF PROJECTS

     6.1 Company shall identify projects to be assigned to the Offshore Development Team and provide HCL with details on the project including scope of the project, specifications, requirements and Acceptance Criteria.

     6.2 HCL shall give a proposal for each project to the Company giving details on the resources required, development strategy, schedule, milestones, deliverables and acceptance tests.

[*] CONFIDENTIAL TREATMENT REQUESTED

     6.3 Company, in discussion with HCL, may accept, modify or reject such proposals. In any event Company shall make a decision and inform HCL within fifteen (15) days from the date on which HCL submitted the proposals.

     6.4 If the project proposal is accepted, the project proposal shall be signed off by the Company's project manager allocated to the project and HCL's project manager allocated to the project. HCL shall start executing the project after this acceptance process.

     7.0  EXECUTION OF PROJECT

     7.1 The required resources (engineers, managers, equipment) for the project shall be identified and allocated by HCL from within the Development Team. The rest of the team will be reserved for other projects from the Company.

     7.2 If additional data, [*], [*], equipment or documentation is required [*] for the execution of the project, [*] by the dates mentioned in the proposal accepted by both the parties. [*].

     7.3 Company will communicate the methods, standards and any technical details required to be followed in the project's execution and HCL shall conform to these requests. HCL may discuss these details with the Company as required, [*].

     7.4 If any resources such as R&D, QA, and Testing Engineers are to be provided by Company to complete any phase of a project, Company shall provide such resources on or before the `Planned' dates in the proposals and for the duration committed at Company's cost.

     7.5 HCL shall be responsible for meeting the project milestones, development methodologies, quality of the developed products, deliverables, acceptance and documentation as listed in the proposal. [*].

     7.6 HCL shall provide Company with regular status reports on the project as agreed upon in the proposal. Such reports are normally required weekly or biweekly by the Company. HCL shall also participate in the monthly R&D review meetings and other status review meetings as requested by the Company.

     7.7 Company will be responsible for reviewing the progress of the project as indicated in the status reports and providing HCL with any information or feedback on the progress if required. [*].

     7.8  Company understands that [*].

     8.0  ACCEPTANCE CRITERIA

     8.1 The Acceptance Criteria for the project work done by HCL shall be decided by the Company in discussion with HCL and shall be mentioned in the individual project proposals.

[*] CONFIDENTIAL TREATMENT REQUESTED

The Acceptance Criteria may include regression tests, engineering field tests, Alpha test plan, Beta test plan, and Post-Beta test plan. As part of the Acceptance Criteria, Company also requires that all project milestones are met, Company's standards of development have been maintained, and all the deliverables and documentation are complete.

     8.2 HCL understands that if the development products fails to pass the Acceptance Criteria test, Company may ask HCL to modify the project and correct the errors found. HCL agrees to correct all such errors within thirty (30) days of reporting by Company, or for such a further reasonable period as the parties may agree, in writing, at no further costs to the Company.

     8.3 HCL understands that [*]. The parties first shall attempt to resolve any issues pursuant to the designated steering committee under paragraph 1.8 and also subject to binding arbitration under paragraph 20.7.

     9.0  WARRANTIES

     9.1 HCL warrants that it will perform the services in a professional manner, using experienced personnel and maintain high quality and standards in all the projects undertaken for the Company.

     9.2 HCL further warrants that for a period of ninety (90) days after the Company has approved the final deliverable, as provided for in the proposal, the product delivered in the final deliverable shall be free from defects due to HCL's development work. During this period, any defects found on the product will be corrected by HCL [*].

     9.3 At the end of this ninety (90) day warranty period, based on a written request from the Company, HCL will provide maintenance support to the Company for the delivered products by allocating engineers either in the United States of America or in India, for a further period to be mutually decided after the last date of the warranty period. The resources in United States of America and in India shall be decided mutually between the Company and HCL based on the level of maintenance support required and shall be charged to the Company as per the Fee Schedule in Exhibit "A". Company will execute a separate maintenance contract with HCL for such maintenance support required.

     9.4 This warranty agreement shall survive any termination of this letter or the final agreement.

     10.0  INSPECTION

     HCL agrees to let Company inspect the Offshore Development Site and laboratories by Company's personnel, during normal business hours of HCL. HCL further agrees to conform standards and related requirements on behalf of Company and to audit.

[*] CONFIDENTIAL TREATMENT REQUESTED

     11.0  COMPENSATION TO HCL AND REPAYMENT

     11.1 In consideration for the services rendered, Company shall compensate HCL [*]. The compensation to HCL shall [*]. Company will also compensate HCL [*].

     The compensation amounts [*] as per details contained in Exhibit "A" attached hereto.

     11.2 HCL shall invoice Company separately [*] as agreed in Exhibit "A" attached hereto.

     11.3 In the event that a project undertaken by HCL does not meet the Acceptance Criteria due to HCL's actions or conduct as set forth in the project proposal and agreed to between the Company's, and in the event that HCL fails to make corrections to the delivered products within the required thirty (30) days, or such further reasonable period of time as the parties may agree, from the date of Company reporting such errors to HCL and HCL accepting them, Company may [*] by Company for the project from the date the project was started. It is the intention of the parties that if HCL can correct errors referenced above, pursuant to a Company-approved cure plan to meet Acceptance Criteria, that the Company will not unreasonably withhold an additional period of time beyond thirty (30) days from the date of the Company reporting such errors to HCL to allow HCL to correct said errors. HCL warrants that it will diligently pursue said agreed-upon cure plan. HCL understands and agrees [*] subject to utilizing efforts through the steering committee procedures referenced in Paragraph 1.8 and subject to binding arbitration in Section 20.7. Company would communicate to HCL its acceptance or otherwise of milestones as per timeframes detailed in the respective project proposals. In case of a delay of more than fifteen (15) working days, it would be deemed that the milestone has been accepted by the Company.

     11.4  [*]

     12.0  TERM OF ENGAGEMENT

     Unless otherwise terminated in accordance with Sections 13.0, 14.0, and/or 15.0, the term of this Agreement shall be for three (3) years from the Effective Date and shall automatically extend for each updated Forecast Period as provided in Section 2.6.

     13.0  TERMINATION OF AGREEMENT BY COMPANY

     This Agreement may be terminated by Company for material breach of contract by HCL by giving a thirty (30) day written notice subject to HCL's right to cure any such material breach through utilization of the steering committee procedures under Section 1.8 or through corrective actions taken by HCL.
Reasons for termination may include (subject to Section 1.8 - steering committee review and corrective action by HCL):

     13.1 The development method, standard and specifications followed by the Offshore Development Team does not correspond to Company's standards. Company reported these

[*] CONFIDENTIAL TREATMENT REQUESTED
problems to HCL and HCL failed to correct these problems within thirty (30) days as agreed upon by the parties subject to section 1.8 and further HCL corrective action.

     13.2 The product developed by HCL did not pass the Acceptance Criteria. Company reported these problems to HCL and HCL failed to correct these problems within thirty (30) days as agreed upon by the parties subject to Section 1.8 and further HCL correction action.

     13.3 HCL did not provide status reports on projects as agreed upon, even after Company reported the problem to HCL.

     13.4 HCL did not provide names of the engineers, qualifications and experience to Company or did not keep this information updated, as set forth in this Agreement.

     13.5 HCL violates the non-disclosure agreement and the protection of intellectual property clauses as set forth in this Agreement.

     13.6 It is the intention of the parties that HCL will cure any material breaches, correct problems, and errors referenced in Section 10.0, 13.1 and 13.2 within thirty (30) days of written notice or for a further reasonable period of time as the parties may agree in writing pursuant to a Company-approved cure plan. HCL warrants that it will diligently pursue said agreed-upon cure plan. The Company agrees not to unreasonably withhold providing HCL a further reasonable period of time in addition to the thirty (30) day written notice period to correct said material breaches, problems, or failures to pass Acceptance Criteria.

     14.0  TERMINATION OF AGREEMENT BY HCL

     This Agreement may be terminated by HCL in the event of a material breach by Company by providing thirty (30) days' written notice to Company or for a further reasonable period of time as the parties may agree, in writing, pursuant to an HCL-approved cure plan. Company warrants that it will diligently pursue said agreed-upon cure plan. HCL agrees not to unreasonably withhold providing Company a further reasonable period of time in addition to the thirty (30) day written notice period to correct said material breaches. Further, this provision is subject to Section 1.8 and arbitration under Section 20.7.
Material breach includes:

     14.1 Any failure by Company to pay HCL which has not been cured within thirty (30) days of written notice by HCL;

     14.2 Company hires HCL employees and fails to pay HCL or HCL India liquidated damages for each hired employee pursuant to Paragraph 20.8 below; and

     14.3 Company's failure to materially support HCL as specified in Sections 1, 2, 3, 4, 5, 6, 7, 8, and 11.

[*] CONFIDENTIAL TREATMENT REQUESTED

     15.0  GENERAL TERMINATION AND REDUCTION IN TEAM SIZE

     15.1 Company may provide valid reasons and request HCL to remove certain engineers or managers from the Offshore Development Team for lack of qualification, experience or non-performance and replace such engineers or managers with immediate effect. HCL understands that such measures are essential for maintaining the quality and schedules of the project and agrees to replace such engineers and managers as early as possible, but no later than fifteen (15) days from the date of a written request from the Company was given.

     15.2 Company may chose to reduce the number of resources in the Offshore Development Team by giving HCL thirty (30) days' written notice in the event
                                                 -------
that the Company is not able to identify projects to match the profiles of the engineers in the Team subject to [*] in Section 2.6.

     SECTIONS 15.3 AND 15.4 OF THE PRIOR AGREEMENT DATED APRIL 25, 1996, HAVE BEEN INTENTIONALLY DELETED FROM THIS AGREEMENT.

     15.5 Effect of Termination. Upon termination of any project of this Agreement for any reason in addition to the Company's other remedies, Company shall be entitled to receive from HCL, and to complete or have completed, any work in progress on services and deliverables, including any work product relating thereto. Further, in addition to its other remedies, Company may order all work under this Agreement and the related projects stopped immediately, enter upon HCL's premises, and take possession, for use in completing the work in progress, of all the materials, regardless of the stage of completion, and complete the work in progress, or have the same completed by others, and Company will be liable to HCL for payment only for the actual amount of work done under the Agreement or project until termination and thereafter, if the Company requests HCL to complete or have completed any work in progress of services and deliverables, including any work product relating thereto. Company shall pay, at the rates provided in this Agreement, HCL for work performed by HCL prior to termination and thereafter if the Company requests HCL to complete or have completed any work in progress. In no case shall the amount paid by Company exceed the amount that Company would have been obligated to pay under the applicable project. Further, this provision does not prejudice either party's rights to seek arbitration over any and all claims for damages subject to limitations of liability contained herein.

     15.6 No Damages. Neither the Company nor HCL WILL BE LIABLE FOR ANY DAMAGES OF ANY KIND, WHETHER DIRECT (OTHER THAN AMOUNTS SET FORTH IN PARAGRAPH 15.5), INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL (INCLUDING LOST PROFITS), REGARDLESS OF THE FORM OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE), ARISING FROM THIS AGREEMENT OR WORK PERFORMED PURSUANT TO THIS AGREEMENT, OR ANY PORTION THEREOF, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Further, the damages of each party to the other shall be limited to the total amounts paid and owed under this Agreement.

[*] CONFIDENTIAL TREATMENT REQUESTED

     15.7 Orderly Reintegration Upon Termination. Except as otherwise provided herein, upon termination for any reason, of a project or this Agreement, HCL shall forthwith return to Company all associated Work Product in HCL's possession or control. HCL shall cooperate with Company in the termination of each project to ensure the orderly, non-disrupted business continuation of Company, including, at Company's request, bringing outstanding change proposals to a logical conclusion. Among other things, HCL personnel will provide technical and operational "ramp-up" user training courses with regard to any services performed by and software developed by a level sufficient to allow them to take over the performance of the services, including operation of the software. To the extent that HCL utilizes any project management tool in its performance of the services, it will provide the same to Company at no charge upon termination of this Agreement or a particular project to which such tool is applicable. HCL does and will grant Company a non-exclusive, world-wide, perpetual, royalty-free license to use any such management tool solely for the purpose of completion of the ongoing and uncompleted projects. [*]. Further, if the Company continues to reasonably request HCL to perform additional services to bring proposals and/or projects to a logical conclusion, then the Company shall continue to pay HCL for its costs and out-of-pocket expenses reasonably incurred thereafter.

     15.8 Survival. The rights and obligations contained in Paragraphs 9, 15, 16, 17, 18, 19, 20 and 21 shall survive any termination or expiration of this Agreement or any Project.

     16.0  CONFIDENTIALITY AGREEMENT

     16.1 Company Confidential Information. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, its parents and affiliates, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. HCL agrees that it will use such Confidential Information only for the purposes of this Agreement and that it will not disclose or release any such information or documents to third parties, with the exception of HCL Personnel or approved subcontractors who require access to such for purposes of carrying out HCL's' obligations under the Agreement, and who have signed an agreement substantially similar to the agreement in Exhibit "E" ("Agreement Regarding Company Confidential Information") which obligates them to maintain the confidentiality of information belonging to Company. HCL would be using its own methodologies, tools, algorithms and other technology, resources that it deems fit in the execution of projects under this agreement. Company agrees that it will use such Confidential Information only for the purpose of this Agreement and that it will not disclose ore release any such information or documents to third parties, with the exception of Company personnel or approved subcontractors who require access to such information for purposes of carrying out Company's obligations under the Agreement, and who have signed an agreement substantially similar to the agreement in

[*] CONFIDENTIAL TREATMENT REQUESTED

Exhibit "D" ("Agreement Regarding HCL Confidential Information") which obligates them to maintain the confidentiality of information belonging to HCL. HCL and Company would promptly provide copies of such executed agreements to each other upon request. With respect to any such information so accessed or acquired by HCL from Company, HCL further agrees that: (a) all such information shall be and shall remain the exclusive property of Company or its parent or affiliates; (b) HCL shall ensure that its personnel and approved subcontractors comply with the foregoing restrictions, (c) HCL shall return such information to Company at its request, and (d) HCL at all times shall maintain appropriate internal policies and procedures sufficient to satisfy its obligations under this paragraph. In case of a breach of this confidentiality agreement by either party, the party wishing to enforce the agreement would institute legal proceedings on the other party. The confidentiality obligations of Company and HCL personnel and approved subcontractors shall continue for three (3) years, except with respect to access by HCL to Company Source Code, in which case the confidentiality obligations shall continue indefinitely, unless modified in writing by an authorized Company representative. Further, said Confidential Information provision shall also apply as to Confidential Information of HCL provided to the Company in performance of services under this Agreement to an equal extent.

     16.2  Exceptions

     Notwithstanding the other provisions of this Agreement, nothing received by HCL or the Company shall be considered to be the Confidential Information of the Company of HCL if:

     a) The information has been published or is otherwise readily available to the public by means other than the breach of this Agreement.

     b) The information has been independently developed by or for HCL or the Company prior to its first receipt from the other party, as indicated in files existing at the time of initial disclosure and disclosed to Company or HCL at that time.

     c) The information was disclosed by Company or HCL to a third party intentionally, without restrictions on disclosure.

     16.3  Use of Confidential Information

     HCL shall take every action necessary to protect the Confidential Information of the Company including the following:

     a) The building in which HCL keeps Confidential Information shall have restricted access twenty-four (24) hours a day with access logs maintained and communicated to Company on a biweekly basis.

     b) Access to Confidential Information shall be restricted to persons authorized to use such information and access logs shall be maintained and communicated to the Company on a biweekly basis.

     c) HCL shall executed a confidentiality and non-disclosure agreement with all the members of the Offshore Development Team and with people to whom such Confidential Information necessarily has to be disclosed. Such agreements shall be communicated to Company on a biweekly basis.

     d) HCL shall not allow access to Confidential Information from a remote site through telephone or other means of access.

     e) HCL shall not assign engineers or managers from the Offshore Development Team for any other projects during the term of this agreement unless mutually agreed between Company and HCL.

     f) In case of termination of this contract for any reason, [*]. The same restriction shall be [*].

     The Company shall also take reasonable efforts to protect Confidential Information of HCL as described above.

     16.4  Survival of Termination

     This Confidentiality Agreement shall survive any termination of this agreement for a period of three years.

     16.5  Injunctive Relief for Breach

     HCL acknowledges and agrees that the obligations and promises of HCL under this Agreement are of a unique, intellectual character that gives them particular value. HCL agrees and acknowledges that the breach of any of the promises or agreements contained in this Agreement will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law and, in the event of such a breach, Company will be entitled to injunctive relief as may be proper, including monetary damages if appropriate as limited under the terms of this agreement.

     17.0  OWNERSHIP OF WORK PRODUCT AND PROPRIETARY RIGHTS

     17.1 Ownership and Assignment. The parties agree that Company shall be the rightful owner of all Deliverables, all work product, and all copyrights, trade secrets, patents and any other intellectual property rights in the deliverables and work product and otherwise created in connection with HCL's provision of services to Company. Without limiting the foregoing, HCL agrees that all deliverables and work product shall be considered works made for hire (to the extent legally permissible) and shall remain the exclusive property of Company, and HCL shall have no ownership interest therein. To the extent any of these are not works made for hire or Company is not otherwise considered the owner thereof and all rights therein, HCL agrees to and does hereby transfer and assign to Company all right, title and interest in any deliverable, work product, any and all intellectual property rights (including patent, copyright, and trade secrets)

[*] CONFIDENTIAL TREATMENT REQUESTED
related thereto and any and all intellectual property rights otherwise created in connection with HCL's provision of services to Company. HCL shall have no right to use any of the foregoing for purposes unrelated to this Agreement or a related project, except as otherwise agreed to in writing by Company. To the extent that HCL owns patent applications, patents or other rights developed prior to but utilized in conjunction with the services, HCL hereby grants Company and is subsidiaries and affiliates a royalty-free, irrevocable, world-wide, non-exclusive license, with the right to sublicense, to make, have made, sell, use and disclose the subject matter thereof and to import, publicly perform, publicly display and develop derivative works thereof and to offer for sale and distribution. "Deliverables" shall mean any and all materials, information and/or documents delivered by HCL to Company under this Agreement. "Work Product" shall mean any and all software, code, inventions, ideas, processes, designs, formulae, manufacturing techniques, models, drawings, art work, documents, know-how, trade secrets, trademarks, copyrights, patents, mask works, and any other proprietary information created by or on behalf of HCL or HCL India under this Agreement or the written subcontract between HCL and HCL India.

     17.2 Cooperation. HCL will assist Company in every reasonable way, for Company's benefit, to secure, maintain and defend copyrights, patents, mask work registrations, and other intellectual property rights in any countries.
Promptly upon conception of any patentable or non-patentable invention, mask work, discovery, or idea, HCL agrees to disclose the same to Company, and Company shall have full power and authority to file and prosecute patent applications thereon and maintain patents thereon. Upon Company's request, HCL agrees to execute documents, including but not limited to copyright assignment documents, and to perform such acts as may be deemed by Company reasonably necessary or advisable to (i) confirm in Company all right, title and interest in and to the Deliverables, the Work Product, any other intellectual property interests developed in connection with the services, and any portion or modified portion of the foregoing, including all patents and copyrights thereon and applications therefor (the foregoing to include but not be limited to conveying to Company in a recordable form, as from time to time requested by Company, all exclusive right, title and interest in any such intellectual property rights); and to (ii) assist Company in procuring, maintaining, and enforcing such intellectual property rights, including defending patents, petty patents, copyrights and other applicable statutory protections as may be applicable. HCL further agrees to enter into any reasonable arrangements with personnel who perform services under this Agreement and related projects and to take any reasonable measures to make effective such ownership by Company. Company would compensate HCL for its reasonable costs and expenses in assisting Company in this task.

     17.3 HCL agrees not to utilize any third-party software in performance of this Agreement without Company's consent in writing.

     18.0  PROPRIETARY RIGHTS AND OTHER WARRANTIES AND INFRINGEMENT

     18.1 Warranties. HCL warrants (i) that HCL has entered into a written subcontract with HCL India binding HCL India to the terms, conditions and obligations of HCL contained in this Agreement, (ii) that the written subcontract between HCL and HCL India provides that

Company is a third-party beneficiary of such subcontract, and (iii) that in the written subcontract between HCL and HCL India, HCL India has agreed that Company may enforce the subcontract by pursuing injunctive relief and/or arbitration pursuant to Section 20.7, including without limitation, joining HCL India in any arbitration proceeding involving HCL. HCL further warrants that to its knowledge it has sufficient rights in the Deliverables, the Work Product, and any other rights related to the services to make the assignments, grant the licenses and otherwise perform its obligations under this Agreement. Without limiting the foregoing, HCL represents and warrants that it has obtained, and as to the future materials will obtain, agreements with its personnel sufficient to allow it to assign and license rights as set forth in this Agreement to Company, and to otherwise perform its obligations under this Agreement. HCL further warrants that Company will not be required to license any third-party software, to permit Company to use and obtain the full benefit of the Deliverables, or otherwise. HCL further warrants that all materials produced hereunder will be the original development of HCL, except as specified in a project. HCL further warrants that in performing services under this Agreement, it will not knowingly use or create any process, program, design, device, or material that infringes any foreign or United States patent, copyright, trade secret or other intellectual property or contract right.

     18.2 Remedies. If Company's use of the Deliverables and/or Work Product shall be prevented by injunction or court order because of any alleged infringement of third-party rights therein, HCL shall, at no expense, loss, or damage to Company perform one of the following as selected by HCL: (i) replace such Deliverables and/or Work Product with equally suitable software or other material free of infringement, (ii) modify such Deliverables and/or Work Product so that it will be free of infringement and no less capable than the Deliverables and/or Work Product originally furnished, or (iii) by license or other release from claim of infringement, procure for Company's benefit the right to use the relevant portions of the Deliverables and/or Work Product and to make, have made, sell, import, publicly perform, publicly display and develop derivative works thereof, and to sublicense such rights. If HCL demonstrates to Company its inability to achieve any of the foregoing, HCL shall accept the return of the Deliverables and/or Work Product from Company, and refund to Company all amounts paid therefor.

     19.0  INDEMNIFICATION

     19.1 Company shall give HCL prompt written notice of the service on Company of process for any action or proceeding based on any claim or allegation against Company, its officers, directors, employees, representatives, associates, agents, successors and assigns, that the Deliverables and/or Work Product or any portion thereof infringes on any proprietary right, patent or copyright.

     19.2 Upon written notice of any such infringement claim, [*]. [*]. [*]. Irrespective of this provision, if Company's use of the Deliverables and/or Work Product shall be prevented by injunction or court order because of any alleged infringement of third-party rights therein, then Section 18.2 shall apply. Further, this provision does not prejudice either party's rights to seek arbitration over any and all claims arising from this Agreement.

[*] CONFIDENTIAL TREATMENT REQUESTED

     19.3  [*]

     19.4 In any action or proceeding in which the Deliverables and/or Work Product or any product of such Deliverables and/or Work Product is held to constitute an infringement (only upon such a ruling or order becoming a final, no-appealable judgment), [*]: (i) replace such Deliverables and/or Work Product with equally suitable software or other material free of infringement, (ii) modify such Deliverables and/or Work Product so that it will be free of infringement and no less capable than the Deliverables and/or Work Product originally furnished, or (iii) by license or other release from claim of infringement, procure for Company's benefit the right to use the relevant portions of the Deliverables and/or Work Product and to make, have made, sell, import, publicly perform, publicly display and develop derivative works there of, and to sublicense such rights. [*].

     20.0  GENERAL PROVISIONS

     20.1 Notwithstanding the terms of this Agreement, neither party shall be liable to the other party for any failure to perform or delay in the performance of that party's obligations hereunder, when such failure to perform or delay in the performance is caused by an event of Force Majeure, provided however the party whose performance is prevented or delayed by such an event of Force Majeure shall give prompt notice to the other party about such an event.

     For the purpose of this agreement, the term Force Majeure shall include war, rebellion, civil disturbance, earthquake, fire, flood, labor unrests, acts of Government, acts of God, acts of public Enemy and in general, any cause or conditions beyond the control of the parties.

     No Force Majeure shall affect the Company's obligation to pay HCL for the services rendered.

     20.2 Each party warrants that it has full power to enter into and perform this Agreement and the related projects, and the person signing this Agreement and the related projects on either party's behalf has been duly authorized and empowered to enter in such agreement. HCL represents and warrants to Company that as of the Effective Date of this Agreement: (a) it is a corporation duly organized, validly existing and in good standing under the laws of the country of India, (b) it has all requisite power and authority to enter into and perform its obligations under this Agreement, and (c) there are no actions, suits or proceedings pending, or to the best of its knowledge threatened, which may have a material adverse effect on its ability to fulfill its obligations under this Agreement or on its operations, business properties, assets or condition. Each party further acknowledges that it has read this Agreement, understands it and agrees to be bound by it. Each party acknowledges that such party has not been induced to enter into such agreements by any representations or statements, oral or written, not expressly contained herein or expressly incorporated by reference.

     20.3 Any notice required for or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated:
(i) by personal delivery

[*] CONFIDENTIAL TREATMENT REQUESTED
when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. All notices must be sent to the addresses first described above or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Paragraph.

     20.4 HCL may not assign, subcontract or otherwise transfer any of its rights or obligations under this Agreement or any project without Company's prior written consent which will not be unreasonably withheld.

     20.5 HCL may not disclose the contents of this Agreement or any project to third parties without Company's prior written approval. HCL may not use Company's name or trademarks in any written materials unless Company has pre-approved such written materials to verify that they comply with Company's trademark usage and non-endorsement policies.

     20.6 Any work performed by HCL in connection with this Agreement shall be performed by HCL as an independent contractor, and not as an employee, agent, joint venture or partner of Company. All persons furnished by HCL shall be considered solely HCL's employees or agents. HCL, at all times, shall maintain such supervision and control over its employees and agents as is necessary to preserve its independent contractor status.

     20.7 Arbitration. The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between executives of the parties. Any dispute arising out of or related to this Agreement not resolved by negotiation shall be resolved by binding arbitration under the rules of the Judicial Arbitration and Mediation Services/Endispute in San Jose, California (hereinafter "JAMS"). A single arbitrator shall be selected accordingly to JAMS rules within thirty (30) days of submission of the dispute to JAMS. The arbitrator shall conduct the arbitration in accordance with the California Evidence Code. The arbitrator shall have the power to enter any award that could be entered by a Judge of the Superior Court of the State of California sitting without a jury, and only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages, even if permitted under the laws of the State of California or any other applicable law. The arbitrator shall award the prevailing party its costs and its reasonable attorneys' fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fee. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, the parties irrevocably submit to the non-exclusive jurisdiction of the Superior Court of the State of California, Santa Clara County, and the United States District Court for the Northern District of California, San Jose Branch, in any action to enforce an arbitration award. HCL consents to the joinder of HCL India in any arbitration when appropriate to obtain efficient and consistent resolution of disputes.

     The procedures specified in this Section and Section 1.8 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage.

     20.8 Company shall not, during the term of this Agreement and for [*] ([*]) months thereafter, hire any HCL or HCL India employee(s) unless the Company first pays HCL liquidated damages in the amount of [*] for each HCL or HCL India employee who is hired by the Company. The parties acknowledge that HCL and HCL India has spent considerable time and expense in searching, hiring and training employees of HCL and HCL India and that it would be impossible to precisely determine the amount of damages that would be suffered by HCL or HCL India for the Company's hiring away of said employees, and therefore the parties agree that the sum of [*] is reasonable and appropriate as a liquidated damage payment for each hired employee.

     21.0  ENFORCEMENT OF THIS AGREEMENT

     21.1 This Agreement will be governed and construed in accordance with the laws of the United States of America and the State of California without regard to conflict of law principles. The parties expressly acknowledge and agree that the United Nations Conventions on Contracts for the International Sale of Goods is specifically excluded from application to the Agreement.

     21.2 The prevailing party in any legal proceeding brought by one party against the other party and arising out of or in connection with this Agreement shall be entitled to recover its legal expenses including its court costs and reasonable attorneys' fees.

     21.3 The failure of either party to require performance by the other party of any provision shall not affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     21.4 In the event that any provision of this Agreement or any related Project shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement or any related Project unenforceable or invalid as a whole. This Agreement shall remain in full force and effect and there shall be substituted for such illegal or unenforceable provision a like but legal an enforceable provision which most nearly effects the intention of the parties. In the event a like but legal and enforceable provision shall be deemed to be deleted, the remaining provisions shall continue in full force and effect, provided that the performance, rights and obligations of the parties under the Agreement are not materially adversely affected by such a deletion.

[*] CONFIDENTIAL TREATMENT REQUESTED

     21.5 Both parties have participated in the negotiations for preparation of this Agreement. In no event, therefore, shall this Agreement be construed more or less stringently against any party.

     CONSILIUM, INC.                         HCL AMERICA, INC.


     By:    /s/ L.R. Hootnick                By:    /s/ Arjun Malhotra
            ---------------------------             ---------------------------

     Name:  L.R. Hootnick                    Name:  Arjun Malhotra
            ---------------------------             ---------------------------

     Title: Pres./CEO                        Title: Chairman
            ---------------------------             ---------------------------

     Date:  5/21/97                          Date:  5/21/97
            ---------------------------             ---------------------------

                               E X H I B I T  A
                               ----------------


[*]




[*] CONFIDENTIAL TREATMENT REQUESTED

                               E X H I B I T  B
                               ----------------



[Intentionally Omitted by the Parties]

EXHIBIT C Page 1 of 2


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[*] CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C Page 2 of 2


                          FlowStream Three Year CDCM
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[*] CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT D
                                   ---------

               AGREEMENT REGARDING HCL CONFIDENTIAL INFORMATION

1. Company is and may in the future be in possession of certain Confidential Information of HCL which Company has received pursuant to an Offshore Development/Services Agreement between HCL and Company dated
   _____________________ (the "Agreement").

2. To further the purposes of the Agreement and in consideration of the disclosure to Recipient of "Confidential Information" of HCL (defined below), Recipient agrees to comply with the terms hereof.

3. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of HCL, or its affiliates, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

4. Recipient agrees not to use the Confidential Information for any purpose except for the specific purposes which HCL or Company authorize in writing. Recipient agrees not to disclose the Confidential Information to any person at any time except to employees of HCL or Company and to other employees or subcontractors of HCL or Company whoa re parties to an agreement in this form. Recipient agrees to use his or her best efforts to prevent any unauthorized use or disclosure of the Confidential Information, and to promptly notify HCL or Company of any such unauthorized use of which Recipient learns.

5. All materials, including without limitation, Confidential Information and other programs, recorded information, documents, drawings, models, apparatus, sketches, designs, and lists furnished to Recipient by HCL or Company are the property of HCL or Company, as applicable, will remain the property of HCL or Company, as applicable, and will be returned to the providing party at the providing party's request, together with any copies or modifications thereof.

6. Recipient acknowledges that HCL is a third-party beneficiary of this Agreement, and that unauthorized use or disclosure of the Confidential Information will result in irreparable and continuing damage to HCL for which there will be no adequate remedy at law. If Recipient fails to comply with the terms of this Agreement, HCL shall be entitled to equitable relief to protect its interests, including but not limited to injunctive relief, in addition to any other rights and remedies provided by law.

7. This Agreement will be governed in all respects by the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. If any provision of this Agreement is held to be invalid, the parties agree that such invalidity will not affect the validity of the remaining portions of this Agreement, and agree to substitute of the invalid provision. Recipient will not assign or transfer any rights or obligations under this Agreement without the prior written consent of HCL or Company. This Agreement contains the entire understanding of the parties regarding the matters set forth herein. This Agreement may be modified only by a writing signed by all parties. The waiver by HCL or Company of a breach of any provision of this Agreement by Recipient will not operate or be interpreted as a waiver of any other or subsequent reach by Recipient.

8. The effective date of this Agreement is __________. Recipients' obligations under this Agreement shall continue indefinitely unless modified in writing by an authorized representative of HCL.

Recipient:       ______________   HCL:           ______________
Signature:       ______________   Signature:     ______________
Printed Name:    ______________   Printed Name:  ______________
Title:           ______________
Address:         ______________   Address:       ______________


CONSILIUM, INC.                   HCL AMERICA, INC.
By:              ______________   By:            ______________
Name:            ______________   Name:          ______________
Title:           ______________   Title:         ______________
Date:            ______________   Date:          ______________

                                   EXHIBIT E
                                   ---------

             AGREEMENT REGARDING COMPANY CONFIDENTIAL INFORMATION

1. HCL is and may in the future be in possession of certain Confidential Information of Company which HCL has received pursuant to an Offshore Development/Services Agreement between HCL and Company dated ________________ (the "Agreement").

2. To further the purposes of the Agreement and in consideration of the disclosure to Recipient of "Confidential Information" of Company (defined below), Recipient agrees to comply with the terms hereof.

3. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, or its affiliates, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

4. Recipient agrees not to use the Confidential Information for any purpose except for the specific purposes which Company or HCL authorize in writing. Recipient agrees not to disclose the Confidential Information to any person at any time except to employees of Company or HCL and to other employees or subcontractors of Company or HCL whoa re parties to an agreement in this form. Recipient agrees to use his or her best efforts to prevent any unauthorized use or disclosure of the Confidential Information, and to promptly notify Company or HCL of any such unauthorized use of which Recipient learns.

5. All materials, including without limitation, Confidential Information and other programs, recorded information, documents, drawings, models, apparatus, sketches, designs, and lists furnished to Recipient by Company or HCL are the property of Company or HCL, as applicable, will remain the property of Company or HCL, as applicable, and will be returned to the providing party at the providing party's request, together with any copies or modifications thereof.

6. Recipient acknowledges that Company is a third-party beneficiary of this Agreement and that unauthorized use or disclosure of the Confidential Information will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law. If Recipient fails to comply with the terms of this Agreement, Company shall be entitled to equitable relief to protect its interests, including but not limited to injunctive relief, in addition to any other rights and remedies provided by law.

7. This Agreement will be governed in all respects by the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. If any provision of this Agreement is held to be invalid, the parties agree that such invalidity will not affect the validity of the remaining portions of this agreement, and agree to substitute of the invalid provision. Recipient will not assign or transfer any rights or obligations under this Agreement without the prior written consent of Company or HCL. This Agreement contains the entire understanding of the parties regarding the matters set forth herein. This Agreement may be modified only by a writing signed by all parties. The waiver by Company or HCL of a breach of any provision of this Agreement by Recipient will not operate or be interpreted as a waiver of any other or subsequent breach by Recipient.

8. The effective date of this Agreement is ____________. Recipients' obligations under this Agreement shall continue indefinitely unless modified in writing by an authorized representative of Company.

Recipient:     ______________   HCL:           ______________
Signature:     ______________   Signature:     ______________
Printed Name:  ______________   Printed Name:  ______________
Title:         ______________
Address:       ______________   Address:       ______________


CONSILIUM, INC.                 HCL AMERICA, INC.
By:            ______________   By:            ______________
Name:          ______________   Name:          ______________
Title:         ______________   Title:         ______________
Date:          ______________   Date:          ______________

                                   EXHIBIT F
                              COMPANY COMPETITORS


[*]





[*] CONFIDENTIAL TREATMENT REQUESTED

                                       1